Exhibit 10.4

Execution Copy

RELEASE AGREEMENT

This Release Agreement, dated as of February 9, 2015 (the “Release Agreement”), is made by American Republic Investment Co., a Delaware corporation (“Seller”) in favor of Kable Media Services, Inc., a Delaware corporation (“KMS”), Kable Distribution Services, Inc., a Delaware corporation (“KDS”), Kable News Company, Inc., an Illinois corporation (“KNC”), Kable News International, Inc., a Delaware corporation (“KNI”), Kable Distribution Services of Canada, Ltd., a Canadian corporation incorporated in Ontario, Canada (“KDSC”), and Kable Product Services, Inc., a Delaware corporation (“KPS” and together with KMS, KDS, KNC, KNI and KDSC, the “Company Group” and together with Seller, the “Parties”, and each, a “Party”).

WITNESSETH:

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of KMS;

WHEREAS, KMS owns all of the issued and outstanding shares of capital stock of KDS, KNC and KPS;

WHEREAS, KDS owns all of the issued and outstanding shares of capital stock of KNI, and KNC owns all of the issued and outstanding shares of capital stock of KDSC;

WHEREAS, Seller, KPS Holdco, LLC, a Pennsylvania limited liability company (“Products Buyer”), and DFI Holdings, LLC, a Pennsylvania limited liability company (“Distribution Buyer” and together with Products Buyer, collectively, “Buyers”), are entering into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Products Buyer shall acquire all of the issued and outstanding shares of capital stock of KPS and Distribution Buyer shall acquire all of the issued and outstanding shares of capital stock of KMS, and will thereby become the direct or indirect owners of the Company Group (the “Transaction”);

WHEREAS, all capitalized terms used but not otherwise defined in this Release Agreement have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, as part of the Transaction, Seller and its Affiliates are releasing the Company Group from any Intercompany Agreements and Intercompany Accounts (as such terms are hereinafter defined);

WHEREAS, in connection with the Transaction, Seller, Buyers, Michael P. Duloc and the Company Group are entering into the Transaction Agreements to which they are a respective signatory, as set forth therein; and

WHEREAS, as a material part of and as a condition to the Transaction, the Parties are required to enter into and deliver this Release Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Release of the Company Group and its Affiliates.

(a)          Effective as of the Closing, Seller, for itself and on behalf of (A) its parent AMREP Corporation and the direct and indirect subsidiaries of AMREP Corporation, including Kable Staffing Resources LLC, Palm Coast Data Holdco, Inc., Palm Coast Data LLC and FulCircle Media LLC and (B) each officer, director, successor or assign of, respectively, Seller, its parent AMREP Corporation and the direct and indirect subsidiaries of AMREP Corporation, including Kable Staffing Resources LLC, Palm Coast Data Holdco, Inc., Palm Coast Data LLC and FulCircle Media LLC (collectively, “Releasors”), hereby irrevocably and unconditionally releases, waives and forever discharges the Company Group, each Member of the Company Group, their respective Affiliates and the direct and indirect subsidiaries, Affiliates, employees, officers, directors, stockholders, members, agents, representatives, successors and assigns of the Company Group and their respective Affiliates (collectively, “Releasees”) (provided, however, that the term “Releasees” shall not include any Buyer or Michael P. Duloc except in his capacity as an employee, officer and director of the Company Group) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, unanticipated as well as anticipated, that now exist or may hereafter accrue based on matters now unknown as well as known, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have or hereafter can, shall or may have against any of such Releasees for, upon or by reason of any matter, cause, conduct, event, occurrence, omission or thing whatsoever, existing or occurring before the Closing.

(b)          Notwithstanding the provisions of Section 1(a), the term “Claims” shall not include

(i)         any obligations of any Releasee under the Lease Agreement, dated November 7, 2008, between El Dorado Utilities, Inc. and KPS (as successor-in-interest to Kable Specialty Packaging Services LLC) or the Offset Claim Agreement, dated as of the date hereof, between Palm Coast Data LLC and Kable Distribution Services, Inc.;

(ii)        any obligations of any Releasee under the Transaction Agreements;

(iii)       any statutory obligations of any Releasee under the Retirement Plan or any Benefit Plan;

(iv) any obligations of any Releasee to any Releasor solely in the Releasor’s capacity as a holder of securities of any Releasee; and

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(v)        any statutory obligations of any Releasee under applicable Law to defend, indemnify and for advancement of expenses of any Releasor who is or was a director, officer or employee of Releasee.

(c)          Seller, on behalf of itself and each other Releasor, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Releasee based upon any Claim. It is understood and agreed by each Party that the release in this Section 1 is a general release of each Releasee, and it is to be construed in the broadest possible manner consistent with applicable law.

(d)          Seller, on behalf of itself and each other Releasor, represents and warrants that it or another Releasor is the exclusive owner of the Claims and that, as of the date hereof, no Releasor has assigned, sold, transferred or otherwise conveyed any Claim to any other person or entity. Seller, on behalf of itself and each other Releasor, represents and warrants that, as of the date of the date hereof, no Releasor has filed with any court, tribunal or alternative dispute resolution organization any claim, demand, action, joinder or cause of action against any Releasee. If this warranty and representation should later be found to be untrue, then, in addition to any other relief or damages to which a Releasee may be entitled, Seller shall, at no cost or expense to any Releasee, immediately file all documents and take all action necessary to have the claim, action or cause of action dismissed or discontinued with prejudice.

(e)          Seller, on behalf of itself and each other Releasor, understands that it may later discover Claims or facts that may be different than, or in addition to, those that any Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 1, and which, if known at the time of signing this Release Agreement, may have materially affected this Release Agreement and such Party’s decision to enter into it and grant the release contained in this Section 1. Nevertheless, Seller, on behalf of itself and each other Releasor, intends to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 1, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. Seller, on behalf of itself and each other Releasor, hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.

(f)           For the avoidance of doubt, pursuant to the release set forth in Section 1(a) hereof but subject to Section 1(b) hereof, all Intercompany Agreements shall be deemed terminated, void and of no further force and effect, and no Member of the Company Group, on the one hand, or Seller or any of its Affiliates (other than any Member of the Company Group), on the other hand, shall have any liabilities or obligations under the Intercompany Agreements whatsoever to each other. For purposes of this Release Agreement, “Intercompany Agreements” means any liabilities, debts, obligations or amounts owing under any current and prior agreements, contracts, tax sharing agreements, licenses, leases, commitments, arrangements or understandings, written or oral, by, between or among any Member of the Company Group, on the one hand, and one or more of Seller or any of its Affiliates (other than any Member of the Company Group), on the other hand; provided, however, that the term “Intercompany Agreements” shall not include the Intercompany Amount Agreement or any of the agreements specified in Section 1(b) hereof.

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(g)         For the avoidance of doubt, pursuant to the release set forth in Section 1(a) hereof, all Intercompany Amounts (as hereinafter defined) owing from any Member of the Company Group, on the one hand, to Seller or any of its Affiliates (other than the Members of the Company Group), on the other hand, shall be deemed terminated, extinguished, forgiven, void and of no further force and effect, and no Member of the Company Group shall have any liabilities or obligations with respect to the Intercompany Amounts whatsoever. For purposes of this Release Agreement, “Intercompany Amounts” means the liabilities, debts, obligations or amounts owing (including cash advances, federal and state taxes payable and receivable, intercorporate expense allocations, and other corporate charges or transactions in goods or services) for, upon or by reason of any matter, cause, conduct, event, occurrence, omission or thing whatsoever, existing or occurring before the Closing (whether or not reflected in the books and records of Seller or its Affiliates or any Member of the Company Group) from any Member of the Company Group to Seller or any of its Affiliates (other than any Member of the Company Group); provided that, the term “Intercompany Amounts” shall include the liabilities, debts, obligations or amounts owing by any Releasee to any Releasor only to the extent that any such liabilities, debts, obligations, or amounts owing were not previously transferred, setoff, extinguished or otherwise eliminated under the Intercompany Amount Agreement.

2.           Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)         It has the full right, corporate power and authority to enter into this Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b)         The execution of this Release Agreement by the individual whose signature is set forth at the end of this Release Agreement on behalf of such Party, and the delivery of this Release Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

(c)         This Release Agreement has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN THE TRANSACTION AGREEMENTS, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS RELEASE AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF.

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3.           Miscellaneous.

(a)          Waiver. Any failure of a Releasor to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller. Any failure of Seller to comply with any of its obligations or agreements herein contained may be waived only in writing by the Releasors who are Parties. No waiver granted hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or to such other address that may be designated by a party from time to time in accordance with this Section):

Company Group:	c/o DFI Holdings, LLC 3179 Deer Creek Road, Collegeville, PA 19426 Attention: Michael P. Duloc Fax: 815-734-5233	with a required copy to (which shall not constitute notice): Fox Rothschild LLP 2700 Kelly Road, Suite 300 Warrington, PA 18976 Attention: Jeffrey H. Nicholas Fax: 215-345-7507
Seller:	c/o AMREP Corporation 300 Alexander Park, Suite 204 Princeton, New Jersey 08540 Attention: General Counsel Fax: 609-716-8255	with a required copy to (which shall not constitute notice): Duane Morris LLP 222 Delaware Avenue Suite 1600 Wilmington, DE 19801 Attention: Christopher Winter Fax: 302-397-2455

(c)          Governing Law; Consent to Jurisdiction and Waiver of Jury Trial.

(i)          This Release Agreement shall be governed by and construed in accordance with the internal substantive Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

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(ii)        Each Party irrevocably submits to the exclusive jurisdiction of the federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York for the purposes of any suit, action or other proceeding arising out of this Release Agreement or any transaction contemplated hereby. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in the “Notices” section hereof shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Release Agreement or the transactions contemplated hereby in federal courts of the Southern District of New York or the courts of the State of New York located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS RELEASE AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(d)         Counterparts. This Release Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution and delivery of this Release Agreement by delivery of a facsimile or electronically recorded copy in .pdf file format bearing a copy of the signature of a Party shall constitute a valid and binding execution and delivery of this Release Agreement by such Party. Such copies shall constitute enforceable original documents.

(e)         Headings. The section headings contained in this Release Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Release Agreement.

(f)         Entire Agreement. This Release Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter herein. This Release Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter thereof.

(g)         Amendment. Any provision of this Release Agreement may be amended if, and only if, such amendment is in writing and is signed by each Party to this Release Agreement.

(h)         Binding Effect; Benefits. This Release Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns; nothing in this Release Agreement, express or implied, is intended to confer on any Person, other than the Parties and their respective successors and permitted assigns, the Releasors and the Releasees, any rights, remedies, obligations or liabilities under or by reason of this Release Agreement. The Parties hereby designate all Releasees as third-party beneficiaries of Section 1 having the right to enforce this Release Agreement.

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(i)          Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Release Agreement. In the event an ambiguity or question of intent or interpretation arises, this Release Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Release Agreement.

(j)          Severability. Whenever possible, each provision of this Release Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Release Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Release Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Release Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k)         Interpretation. When a reference is made in this Release Agreement to an Article, Section or Exhibit, such reference will be to an Article or Section of, or an Exhibit to, this Release Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Release Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Release Agreement will refer to this Release Agreement as a whole and not to any particular provision of this Release Agreement. Unless the context expressly provides otherwise, any approval, determination, election or authorization required to be obtained from a Party shall be at such Party’s sole discretion. The word “or” is not exclusive. All capitalized terms used and defined in this Release Agreement shall have the meanings ascribed to them herein. All capitalized terms used but not otherwise defined in this Release Agreement shall have the meanings ascribed to them in the Purchase Agreement. All terms defined in this Release Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Release Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated, any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(l)          Assignability. This Release Agreement shall not be assignable by any Party hereto without the prior written consent of the other Party.

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(m)        Specific Performance. Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Release Agreement were not performed by them in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof (without the need to post bond or any other security), in addition to any other remedy at law or equity.

(n)         Expenses. Each Party shall bear its own costs and expenses in connection with this Release Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, except where specifically provided to the contrary.

(o)         Disclosure. Company Group consents to Seller or its Affiliates publicly disclosing this Release Agreement, including by filing such documents with the Securities and Exchange Commission or the New York Stock Exchange.

(p)         Independent Counsel. Each Party certifies that it has read the terms of this Release Agreement, that it understands the terms of this Release Agreement, and that it is entering into this Release Agreement of its own volition. Each Party warrants and represents that it has (a) been represented by an attorney of its choice in connection with the Transaction and received independent legal advice from such attorney regarding its decision with respect to the advisability of making and entering into this Release Agreement, or (b) had sufficient time, opportunity and means to engage an attorney of its choice in order to be represented by such attorney in connection with the Transaction and to receive independent legal advice from such attorney regarding its decision with respect to the advisability of making and entering into this Release Agreement, and has made a knowing and voluntary decision not to do so.

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IN WITNESS WHEREOF, the Parties have caused this Release Agreement to be duly executed and delivered as of the date first written above.

American republic investment co.

By:	/s/ Peter M. Pizza
Name: Peter M. Pizza
Title: Vice President

KABLE MEDIA SERVICES, INC.		KABLE DISTRIBUTION SERVICES OF CANADA, LTD.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE DISTRIBUTION SERVICES, INC.		KABLE PRODUCT SERVICES, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

KABLE NEWS COMPANY, INC.		KABLE NEWS INTERNATIONAL, INC.

By:	/s/ Michael P. Duloc	By:	/s/ Michael P. Duloc
	Name: Michael P. Duloc		Name: Michael P. Duloc
	Title: President & Chief Executive Officer		Title: President & Chief Executive Officer

Signature Page to Seller Release

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